EXHIBIT 1.1

EXECUTION COPY

HERSHA HOSPITALITY TRUST

(a Maryland real estate investment trust)

4,000,000 Shares of 8.00% Series B Cumulative Redeemable Preferred Shares

(Liquidation Preference $25.00 per share, $0.01 Par Value)

UNDERWRITING AGREEMENT

May 11, 2011

UNDERWRITING AGREEMENT

May 11, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BARCLAYS CAPITAL INC.
MORGAN STANLEY & CO. INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
as Representatives of the several Underwriters

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
One Bryant Park
NY1-100-18-03
New York, New York  10036

c/o BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, NY 10019

c/o MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York  10036

c/o RAYMOND JAMES & ASSOCIATES, INC.
880 Carillon Parkway
Saint Petersburg, FL 33716

Ladies and Gentlemen:

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”), proposes to issue and sell to the several underwriters listed on Schedule A attached hereto (the “Underwriters”), an aggregate of 4,000,000 (the “Firm Shares”) of its 8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25.00 per share), $ 0.01 par value (the “Series B Preferred Shares”), of the Company.  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant the Underwriters the option to purchase from the Company up to an additional 600,000 of its Series B Preferred Shares (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Morgan Stanley & Co. Incorporated and Raymond James & Associates, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares.  The Shares are described in the Prospectus, which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form “S-3” (File No. 333-174029) (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act.  Such registration statement, as so amended, has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters within the meaning of Rule 430B under the Act (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

The Company has furnished to the Representatives, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Shares.  Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to the Representatives by the Company and attached to or used with such preliminary prospectus supplement.  Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus and any basic prospectus furnished to the Representatives by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Representatives for use by the Underwriters and by dealers in connection with the offering of the Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule C attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act).

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus or Basic Prospectus, in either case together with the information set forth on Schedule D hereto and any combination of one or more of the Permitted Free Writing Prospectuses, if any.

Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.  For purposes of this Agreement, all references to the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectuses or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), and such copy shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the offering of the Shares.

The Company, Hersha Hospitality Limited Partnership (the “Partnership”) and the Underwriters agree as follows:

1.           Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters and the Underwriters, acting severally and not jointly, agree to purchase from the Company the Firm Shares in the respective amounts set forth on Schedule A hereto at a purchase price of $24.2125 per Share.  The Company is advised by the Representatives that the Underwriters intend (i) to make a public offering of the Firm Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  The Representatives may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Representatives may determine.

In addition, the Company hereby grants to the Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares.  This option may be exercised by the Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised; provided, further, that if the option shall have been exercised prior to the time of purchase, the additional time of purchase shall be the time of purchase unless otherwise agreed to by the Representatives and the Company.

2.           Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery to the Underwriters of Firm Shares through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters.  Such payment and delivery shall be made at 10:00 a.m., New York City time, on May 18, 2011 (unless another time shall be agreed to by the Representatives and the Company).  The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.”  Electronic transfer of the Firm Shares shall be made to the Underwriters at the time of purchase in such names and in such denominations as they shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to the Representatives at the additional time of purchase in such names and in such denominations as the Representatives shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Underwriters’ Counsel and the address of its New York office, at 9:00 a.m., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.           Representations and Warranties of the Company.  Each of the representations and warranties made herein with respect to HHMLP (as defined below) are made to the best of the Company’s knowledge, after due inquiry.  The Company and the Partnership, jointly and severally, represent and warrant to, and agree with, the Underwriters that:

(a)           the Company meets the requirements for use of Form S-3 under the Act.  The Registration Statement has been filed with the Commission and has been declared effective under the Act.  The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose.  Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed.  The Prospectus Supplement has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Act on or before the second business day following the date of this Agreement or on such other day as the parties may mutually agree.  Copies of the Registration Statement and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and each amendment thereto for the Underwriters) have been delivered to the Underwriters and their counsel.  The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act;

(b)           at the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the  Act, and (D) as of the time of purchase, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Act);

(c)           at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer;

(d)           the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus or the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied or will comply, as of its date and the date it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Basic Prospectus or the date such Basic Prospectus was filed with the Commission and ends at the time of purchase did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(d) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)            the documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, that were or are filed prior to the time of purchase, when they became or become effective under the Act or were or are filed with the Commission under the Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)             no Permitted Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Act) has been filed with the Commission in accordance with and otherwise complied with the, requirements of Rule 163 under the Act, including without limitation Rule 163(b)(1) under the Act and qualified for such offer for the exemption from Section 5(c) of the Act provided by Rule 163 under the Act.

(g)            prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Pre-Pricing Prospectus and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Pre-Pricing Prospectus or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Pre-Pricing Prospectus dated May 10, 2011 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company;

(h)           the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(i)            no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(j)            the Company had an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus under the heading “Capitalization” in the column entitled “Actual” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectuses) and “Description of Shares of Beneficial Interest—Overview” (except for subsequent issuances thereof, if any, contemplated under this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus, which subsequent issuances, if any, did not, individually or in the aggregate, result in a material change to the outstanding capitalization of the Company as set forth in the Registration Statement, the Disclosure Package and the Prospectus); all of the issued and outstanding shares of capital stock or other securities (as of the time of purchase) of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(k)            the Company is and at the time of purchase and any additional time of purchase will be the sole general partner of the Partnership; as of the date hereof, the Company owns an approximate 95.8% partnership interest in the Partnership, and the limited partners of the Partnership (other than the Company) own, in the aggregate, approximately 4.2% of the remaining partnership interests in the Partnership;

(l)            the Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(m)           the Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, or results of operation or prospects of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”);

(n)           the Company has no subsidiaries (as defined in the Act) other than those set forth in Schedule B (such subsidiaries that are consolidated with the Company in the Company’s financial statements in accordance with GAAP are collectively referred to herein as the “Subsidiaries”); the Company owns, directly or indirectly, the interests in each of the Subsidiaries as provided on Schedule B; other than (i) the interests in the Subsidiaries, (ii) the interests in the unconsolidated subsidiaries of the Company as set forth on Schedule B (the “Unconsolidated Subsidiaries”) and (iii) the development loans made by the Company in the ordinary course of business (in the case of (i) and (ii), as described in the Disclosure Package and the Prospectus), the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity; complete and correct copies of the organizational documents of the Company, the Partnership and the Subsidiaries and all amendments thereto have been delivered to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase, except as necessary to consummate the transactions contemplated by this Agreement; each Subsidiary has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or trust in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other securities of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as disclosed in the Prospectus, with respect to each Subsidiary and each Unconsolidated Subsidiary, are owned by the Company, directly or indirectly, free and clear of any security interests, other encumbrances or adverse claims; except as disclosed in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; and no waivers, consents or approvals of the holders of any class or series of preferred units of partnership interest need to be obtained in connection with the issuance and sale of the Shares, except for those that have been obtained and delivered in writing to the Representatives before the date hereof;

(o)           the Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the Commonwealth of Virginia, with full partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement;

(p)           the Partnership is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(q)           Hersha Hospitality Management L.P. (“HHMLP”) has been duly organized and is validly existing as a limited partnership under the laws of the Commonwealth of Pennsylvania with all requisite partnership power and authority to conduct its business as now conducted and as proposed to be conducted, and to own, lease and operate its properties, as described in the Registration Statement and Prospectus, and is qualified to do business and is in good standing as a foreign limited partnership in each other jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse Effect.  HHMLP is not in violation of any provision of its partnership agreement or other governing documents and is not in default or in breach of, and does not know of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which it is a party or by which any of its properties is bound, except as disclosed in the Registration Statement and Prospectus.  No consent, approval, authorization or order from any court, governmental agency or body is required in connection with the consummation by HHMLP of the transactions contemplated herein and in the Registration Statement and Prospectus, except such as may be required by the Act, the Exchange Act, and applicable state securities or blue sky laws;

(r)            the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company, and will be registered pursuant to Section 12 of the Exchange Act; prior to the time of purchase, the Company will have executed and filed with the State Department of Assessments and Taxation of Maryland (the “MSDAT”) articles supplementary establishing the terms of the Series B Preferred Shares (the “Articles Supplementary”); the Shares conform to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and except as described in the Registration Statement, the Disclosure Package and the Prospectus, the issuance of the Shares is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company;

(s)           the Common Shares issuable upon conversion of the Shares have been duly authorized and, when issued upon conversion of the Shares in accordance with the terms of the Articles Supplementary, will be validly issued and fully paid and non-assessable free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company; the Company has reserved such Common Shares for issuance upon conversion of the Shares; the Common Shares conform to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates, if any, for such Common Shares issuable upon conversion of the Shares are in due and proper form; no holder of the Shares will be subject to personal liability by reason of being such a holder;

(t)            the capital stock of the Company, including the Shares, and the description of the Partnership Agreement (as defined below), including the description of the units of the Partnership contained therein, conform in all material respects to the description thereof contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus, the Permitted Free Writing Prospectuses, if any, and the description contained in the Articles Supplementary; the form of the certificates used to evidence the Shares, if any, (the “Series B Preferred Share Certificate”), is in due and proper form and complies with all applicable legal requirements, the requirements of the Company’s charter (including the Articles Supplementary) and the bylaws of the Company and the requirements of the New York Stock Exchange, and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(u)           the preferred units of partnership interest in the Partnership designated as Series B Preferred Units (“Series B Preferred Units”) to be issued to the Company in connection with the Company's sale of the Shares have been duly authorized and upon the Company's contribution of the net proceeds from the sale of the Shares will be validly issued and fully paid in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership, dated January 26, 1999, as amended by Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto (the “Partnership Agreement”); except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for Series B Preferred Units or other ownership interests of the Partnership; all offers and sales of the Partnership’s Series B Preferred Units prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

(v)           this Agreement has been duly authorized, executed and delivered by the Company and the Partnership;

(w)           neither the Company, the Partnership nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under) or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter (in the case of the Company, including the Articles Supplementary) or by-laws, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Partnership or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except with respect to (ii) as individually or in the aggregate would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the charter (including the Articles Supplementary) or by-laws of the Company or the organizational documents of the Partnership or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, the Partnership or any of the Subsidiaries;

(x)            during the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act.  During the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act.  As of the date of this Agreement, the aggregate market value of the Company’s voting stock held by nonaffiliates of the Company (based on the closing price on May 10, 2011) and the annual trading volume of the Common Shares was equal to or greater than $100 million and 3,000,000 shares, respectively;

(y)           no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company or the Partnership of the transactions contemplated hereby other than (i) the filing of the Articles Supplementary with the MSDAT, which filing will be made prior to the time of purchase, (ii) registration of the Shares under the Act, which has been or will be effected, and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the New York Stock Exchange or the Financial Industry Regulatory Authority (“FINRA”);

(z)           The Articles Supplementary have been duly authorized by the Company;

(aa)          except as set forth in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause (a) the Company to issue or sell Series B Preferred Shares or shares of any other capital stock or other equity interests of the Company, or (b) the Partnership to issue or sell to it any units or other equity interests of the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Series B Preferred Shares or shares of any other capital stock or other equity interests of the Company, and (iii) except for the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as set forth in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any Series B Preferred Shares or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(bb)         each of the Company, the Partnership, HHMLP and the Subsidiaries has all necessary licenses, authorizations, franchises, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to so have, file or obtain would not have a Material Adverse Effect; neither the Company, the Partnership nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the Partnership or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(cc)          all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(dd)          there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s or Partnership’s knowledge, contemplated to which the Company, the Partnership, HHMLP or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(ee)          all agreements to which the Company, the Partnership and their respective Subsidiaries are a party, and all agreements between or among the Company, the Partnership or their respective affiliates, on the one hand, and HHMLP, on the other hand, are legal, valid, and binding obligations of the Company, the Partnership, HHMLP and their respective Subsidiaries enforceable in accordance with their respective terms, except where the failure to be legal, valid, binding and enforceable would not, individually or in the aggregate, have a Material Adverse Effect, and except to the extent enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles and (iii) the public policy regarding the enforceability of indemnification or contribution provisions;

(ff)           KPMG LLP, whose report on the consolidated financial statements of the Company, the Partnership and the Subsidiaries was filed with the Commission and incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, as of the date of such report, was an independent registered accountant as required by the Act;

(gg)         the audited financial statements included or incorporated in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, are accurate in all material respects and present fairly the consolidated financial position of the Company, the Partnership and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company, the Partnership and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included or incorporated in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, comply with the requirements of Regulation S-X of the Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, that are not included as required; and the Company, the Partnership and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(hh)         subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has not been (i) any material adverse change, or any development reasonably expected to result in a material adverse change, in the business, properties, management, financial condition or results of operations of the Company, the Partnership, and the Subsidiaries, taken as a whole, or HHMLP, (ii) except as contemplated by the Pre-Pricing Prospectus, the Disclosure Package and the Prospectus, any transaction which is material to the Company, the Partnership and the Subsidiaries taken as a whole, (iii) except as disclosed in the Pre-Pricing Prospectus, the Disclosure Package and the Prospectus, any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, the Partnership, HHMLP or the Subsidiaries, which is material to the Company, the Partnership and the Subsidiaries taken as a whole, or HHMLP, (iv) except as disclosed in the Pre-Pricing Prospectus, the Disclosure Package and the Prospectus, any material change in the capital stock, ownership interests or outstanding indebtedness of the Company, the Partnership or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(ii)            the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

(jj)            the Company, the Partnership and each of the Subsidiaries has good and marketable title to all property (real and personal) described the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances except for such as (1) are described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, (2) are related to financings described in the Pre-Pricing Prospectus and the Prospectus, or (3) that would not individually or in the aggregate have a Material Adverse Effect; except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, no person other than the Company has an option or right of first refusal to purchase all or part of any hotel owned by the Company, the Partnership or the Subsidiaries (the “Hotels”) or any interest therein; each Hotel complies with all applicable codes, laws, and regulations (including, without limitation, building and zoning codes, laws and regulations, and laws relating to access to hotels), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; neither the Company nor the Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner effect the size of, use of, improvements on, construction on, or access to any of the Hotels, except such proceedings or actions that would not have a Material Adverse Effect;

(kk)          the Company, the Partnership and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or the Permitted Free Writing Prospectuses, if any, as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); to the Company’s knowledge (i) there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s, the Partnership’s, or HHMLP’s, rights in or to any Intellectual Property, and the Company and the Partnership are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company and the Partnership are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or the Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Partnership are unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) there is no prior art that may render any patent application owned by the Company or the Partnership of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(ll)            except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company, the Partnership nor any of the Subsidiaries is engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s or the Partnership’s knowledge after due inquiry, threatened against the Company, the Partnership or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s or the Partnership’s knowledge after due inquiry, threatened against the Company, the Partnership or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Partnership, HHMLP or any of the Subsidiaries, and (iii) to the Company’s knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company, the Partnership, HHMLP or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, the Partnership, HHMLP or any of the Subsidiaries;

(mm)        the Company, the Partnership, HHMLP and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no past, present or, to the Company’s or Partnership’s knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company, the Partnership, HHMLP or the Subsidiaries under, or to interfere with or prevent compliance by the Company, the Partnership, HHMLP or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company, the Partnership, HHMLP nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(nn)         in the ordinary course of its business, the Company, the Partnership, HHMLP and each of the Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(oo)         all tax returns required to be filed as of the date hereof by the Company, the Partnership, HHMLP and each of the Subsidiaries have been timely filed (or valid extensions to such filings have been obtained), all such tax returns are true, correct and complete in all material respects, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided, except in any case in which the failure so to file such tax returns or pay such taxes and other assessments would not, individually or in the aggregate, have a Material Adverse Effect;

(pp)         commencing with the Company’s taxable year ended December 31, 1999, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2011 and thereafter.  All statements in the Pre-Pricing Prospectus and the Prospectus regarding the Company’s qualification and taxation as a REIT under the Code are true, correct and complete in all material respects;

(qq)         the Company, the Partnership, HHMLP and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company and the Partnership deem adequate; such insurance insures against such losses and risks to an extent which is in accordance with customary industry practice to protect the Company, the Partnership, HHMLP and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase;

(rr)           neither the Company, the Partnership, HHMLP nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectuses any loss or interference with its respective business from fire, explosion, flood (except as would not, individually or in the aggregate, have a Material Adverse Effect) or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(ss)          except as disclosed in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectuses, neither the Company, the Partnership nor HHMLP has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, the Partnership or, to the Company’s knowledge, any other party to any such contract or agreement;

(tt)           except as disclosed in the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectuses, the Company, the Partnership, HHMLP and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(uu)         the Company has established, maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) in accordance with such rules and any related rules of the Commission or the New York Stock Exchange; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and except as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of:  (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(vv)         the Company is in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(ww)        the Company has made available to the Representatives true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary, (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(xx)           any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;

(yy)          neither the Company, the Partnership nor any of the Subsidiaries nor, to the Company’s and the Partnership’s knowledge after due inquiry, any employee or agent of the Company, the Partnership or the Subsidiaries has made any payment of funds of the Company, the Partnership or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(zz)           neither the Company, the Partnership nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company or the Partnership to facilitate the sale or resale of the Shares;

(aaa)        to the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;

(bbb)       the Common Shares of the Company are registered pursuant to Section 12(b) of the Exchange Act.  The Common Shares are listed on the New York Stock Exchange.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or the listing of the Common Shares or, once listed, the Shares on the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing;

(ccc)        An application has been submitted for the approval of the listing of the Shares on the NYSE;

(ddd)       the description of the Company’s, the Partnership’s and the Subsidiaries’ organization and current and proposed method of operation set forth in the Basic Prospectus under the heading “Federal Income Tax Consequences of our Status as a REIT” is an accurate and fair summary of the matters referred to therein;

(eee)        neither the Company nor any of its Subsidiaries or affiliates, nor any trustee, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action, on behalf of the Company or any of its Subsidiaries, in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, in each case in violation of any law, rule or regulation applicable to the Company or its Subsidiaries; and the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with anti-corruption laws to the extent applicable to the Company or its Subsidiaries and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws to the extent applicable to the Company or its Subsidiaries;

(fff)          the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with (i) financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, to the extent applicable to the Company or its Subsidiaries, (ii) the money laundering statutes of all jurisdictions and the rules and regulations thereunder to the extent applicable to the Company or its Subsidiaries, and (iii) any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity to the extent applicable to the Company or its Subsidiaries (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ggg)       (i)  the Company represents that neither the Company nor any of its Subsidiaries, nor any trustee, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity that is, or is owned or controlled by a an individual or entity that is:

(A)           the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and

(ii)  the Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity:

(A)           to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or

(B)           in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(iii)  the Company represents and covenants that for the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

In addition, any certificate signed by any officer of the Company, the Partnership or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, the Partnership or Subsidiary, as the case may be, as to matters covered thereby, to the Underwriters.

4.           Certain Covenants of the Company.  The Company and the Partnership hereby agree:

(a)            to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as the Representatives may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)           the Company will prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Act not later than 4:00 p.m. (New York City time), on or before the business day following the date of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 4:00 p.m. (New York City time) on or before the business day following the date of this Agreement or on such other day as the parties may mutually agree) to each of the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Act, and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(c)            the Company will advise the Representatives, confirming such advice in writing, of (i) the receipt of any comments from the Commission relating to any filing of the Company under the Act or the Exchange Act, (ii) any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, (iii) a notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, (iv) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (v) the initiation, threatening or contemplation of any proceedings for any of such purposes and, if the Commission or any other governmental agency or authority should issue any such order, the Company will make every reasonable effort to obtain the lifting or removal of such order as soon as possible.  The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which the Representatives shall object to in writing;

(d)           the Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing when any post-effective amendment to the Registration Statement becomes effective under the Act;

(e)            if necessary, to file a registration statement pursuant to Rule 462(b) under the Act;

(f)            to advise the Representatives promptly of the happening of any event within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which is reasonably likely to require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law.  If within the time during which a Prospectus relating to the Shares is required to be delivered under the Act any event shall occur or condition shall exist which, in the reasonable opinion of the Company, the Representatives or their counsel, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement, Pre-Pricing Prospectus, Prospectus or any Permitted Free Writing Prospectuses to comply with any law, the Company will promptly prepare and furnish to the Representatives copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish, at the Company’s own expense, to the Underwriters and to dealers copies in such quantities and at such locations as each such Underwriter may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Pre-Pricing Prospectus or Prospectus so that the Pre-Pricing Prospectus or Prospectus as so amended or supplemented will not, in the circumstances when it is so delivered, be misleading or so that the Pre-Pricing Prospectus or Prospectus will comply with the law;

(g)           to make generally available to its security holders, and to deliver to the Representatives, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(h)           to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company, the Partnership and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

(i)             to furnish to the Underwriters a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and such number of conformed copies of the foregoing (other than exhibits) as the Underwriters may reasonably request;

(j)             to furnish to the Representatives promptly for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as the Representatives may reasonably request regarding the Company, the Partnership or the Subsidiaries provided that the obligations of this Section 4(j) shall be deemed satisfied if such filings or reports are timely filed with the Commission and are generally available to the public through EDGAR;

(k)            to furnish to the Representatives as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company, the Partnership and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof;

(l)             to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(m)           prior to the time of purchase, the Company will execute and file with the MSDAT, the Articles Supplementary.  The Company shall first provide the form of Articles Supplementary to counsel to the Underwriters and shall not file any form of Articles Supplementary to which counsel to the Underwriters has reasonably objected;

(n)           to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and each Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to each Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the listing of the Shares on the New York Stock Exchange, (vi) any filing for review of the public offering of the Shares by the FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ respective sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and the performance of the Company’s and the Partnership’s other obligations hereunder;

(o)           not to (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Series B Preferred Shares or securities convertible into or exchangeable or exercisable for Series B Preferred Shares or warrants or other rights to purchase or otherwise transfer the economic consequences of ownership of Series B Preferred Shares or any other securities of the Company or the Partnership that are substantially similar to Series B  Preferred Shares, respectively, or (2) file or cause to be declared effective a registration statement under the Act relating to the offer and sale by the Company or any of its affiliates of any Series B Preferred Shares or securities convertible into or exercisable or exchangeable for Series B  Preferred Shares or other rights to purchase Series B Preferred Shares or any other securities of the Company or the Partnership that are substantially similar to Series B  Preferred Shares, respectively, for a period of 60 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(o) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(p)            to use its best efforts to cause the Series B Preferred Shares to be listed on the New York Stock Exchange;

(q)            to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Series B Preferred Shares;

(r)             to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(s)            prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without the Representatives’ prior consent, unless such press release or other communication and such press conference is in the ordinary course of business;

(t)             to use the Company’s best efforts to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2011 and for its future taxable years, unless the Board of Trustees determines that it is no longer in the best interests of the Company to be so qualified; and

(u)            the Company will reserve the maximum number of Common Shares issuable upon conversion of the Shares until such time as such Common Shares have been issued or the Series B Preferred Shares have been redeemed.

5.           Reimbursement of Underwriters’ Expenses.  If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to a default by the Underwriters in their obligations hereunder, the Company and the Partnership, jointly and severally, shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Underwriters’ counsel.

6.           Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Partnership on the date hereof and at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Partnership of their obligations hereunder and to the following additional conditions precedent:

(a)           The Company shall furnish to the Representatives at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Hunton & Williams LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase and in the form of Exhibits A-1 and A-2, and a letter from Hunton & Williams LLP, addressed to the Underwriters, and dated the time of purchase and in the form of Exhibit A-3.

(b)           The Company shall furnish to the Representatives at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Franklin Firm LLP, counsel for HHMLP, addressed to the Underwriters, and dated the time of purchase and in the form of Exhibit B.

(c)           The Representatives shall have received from KPMG LLP a comfort letter dated the date of this Agreement and the time of purchase and addressed to the Underwriters in the form and substance satisfactory to the Underwriters.

(d)           The Representatives shall have received at the time of purchase the favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated the time of purchase in form and substance satisfactory to the Representatives.

(e)            No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Representatives object in writing.

(f)            Prior to the time of purchase and, if applicable, prior to the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectus or the Prospectus and no amendments or supplements thereto shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g)           Between the time of execution of this Agreement and the time of purchase and, if applicable, at the additional time of purchase, no material adverse change or any development reasonably expected to result in a material adverse change in the business, properties, management, financial condition or results of operations of the Company, the Partnership and the Subsidiaries taken as a whole shall occur or become known.

(h)           The Company and the Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to the Representatives a certificate of its Chief Executive Officer and its Chief Financial Officer, in the case of the Company, and of its general partner, in the case of the Partnership, in the form attached as Exhibit C hereto.  The Representatives shall have received from the Company and the Partnership on the date of this Agreement, and will receive at the time of purchase and, if applicable, at the additional time of purchase, a certificate of its Chief Executive Officer and its Chief Financial officer, in the case of the Company, and its general partner, in the case of the Partnership, in the form attached as Exhibit D hereto.

(i)            The Company and the Partnership shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase, as the Representatives may reasonably request.

(j)            The Shares shall have been approved for listing on the New York Stock Exchange.

(k)           The Articles Supplementary shall have been accepted for record by the MSDAT and shall be effective under the Maryland REIT Law.

7.           Termination.  The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any material adverse change or any development reasonably expected to result in a material adverse change in the business, properties, management, financial condition or results of operations of the Company, the Partnership, HHMLP and the Subsidiaries taken as a whole, which would, in the Representatives’ judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (y) since of execution of this Agreement, there shall have occurred:  (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NYSE Amex or the NASDAQ; (ii) a suspension or material limitation in trading in any of the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Underwriters elect to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Partnership shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 8 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Partnership under this Agreement (except to the extent provided in Section 8 hereof).

8.           Indemnification and Contribution.

(a)           The Company and the Partnership will indemnify and hold each Underwriter, its affiliates, directors, officers, employees and agents and each person, if any, who controls it within the meaning of Section 15 of the Act or Section 20 of the Exchange Act harmless from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, or in any application or other document executed by or on behalf of the Company or any Subsidiary or based on written information furnished by or on behalf of the Company or any Subsidiary filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act), which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon the omission or alleged omission to state in the Prospectus or Permitted Free Writing Prospectus a material fact required to be stated in it or necessary to make the statements in it, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability, expense or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Partnership shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, damage, liability, expense or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided that the Company and the Partnership will not be liable to the extent that such loss, claim, damage, liability, expense or action arises from the sale of the Shares in the public offering to any person by any Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by such Underwriter expressly for inclusion in the Registration Statement or the Prospectus.  This indemnity agreement will be in addition to any liability that the Company and the Partnership might otherwise have.

(b)           Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Partnership, each person, if any, who controls the Company and the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and the Partnership and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and the Partnership to each Underwriter, but only insofar as losses, claims, damages, liabilities, expenses or actions arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement, the Pre-Pricing Prospectus, or the Prospectus or any Permitted Free Writing Prospectuses.  The Company and the Partnership hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus are the statements described in Section 10 of this Agreement.  This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

(c)           Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one additional firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld); provided, however, no indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 8 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)           In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Partnership or the Underwriters, then the Company, the Partnership and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Partnership from persons other than the Underwriters, such as persons who control the Company and the Partnership within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Partnership and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other.  The relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.  For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)           The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters or by or on behalf of the Company or the Partnership, or the Company’s officers and directors or any persons controlling the Company or the Partnership, (ii) acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

9.           Representations and Agreements to Survive Delivery.  All representations, warranties, agreements and covenants of the Company and the Partnership herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the Company or the Partnership or any of their officers, directors, or any controlling persons, and shall survive (i) termination of this Agreement and (ii) delivery of and payment for the Shares hereunder.

10.           Information Furnished by the Underwriters.  The statements set forth under the sections entitled “Commissions and Discounts,” only with respect to selling concessions, and “Price Stabilization and Short Positions” under the caption “Underwriting” in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 8 hereof.

11.           Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the time of purchase to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)           if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Underwriters shall have the right to postpone the time of purchase for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12.           No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

13.           Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, NY1-100-18-03, New York, NY 10036, Facsimile:  646-855-5958, Attention:  High Grade Transaction, Marketing/Legal, Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration, Facsimile: 646-834-8133, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention: General Counsel, and Raymond James & Associates, Inc., 880 Carillon Parkway, Saint Petersburg, FL 33716, Attention: General Counsel; and, if to the Company or the Partnership, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 44 Hersha Drive, Harrisburg, PA 17102, Attention:  Ashish R. Parikh.

14.           Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.           Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Partnership consent to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any indemnified party.  The Underwriters and the Company (on their own behalf and, to the extent permitted by applicable law, on behalf of their respective shareholders and affiliates) and the Partnership waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company and the Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and/or the Partnership and may be enforced in any other courts to the jurisdiction of which the Company or the Partnership is or may be subject, by suit upon such judgment.

16.           Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the Partnership and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from an Underwriter) shall acquire or have any right under or by virtue of this Agreement.

17.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts, which together shall constitute one and the same agreement among the parties.

18.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters, the Company, the Partnership and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Partnership’s and any of the Underwriters’ respective businesses and/or assets.

[The remainder of the page has been left blank intentionally.]

If the foregoing correctly sets forth the understanding between the Company, the Partnership and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and the Representatives’ acceptance shall constitute a binding agreement between the Company, the Partnership and the Underwriters, severally.

Very truly yours,

HERSHA HOSPITALITY TRUST

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Chief Financial Officer

HERSHA HOSPITALITY LIMITED PARTNERSHIP

By:	Hersha Hospitality Trust, its sole general partner

By:	/s/ Jay H. Shah
Name: Jay H. Shah
Title: Chief Executive Officer

Accepted and agreed to as of the
date first above written, on their behalf
and on behalf of each of the several
Underwriters named on Schedule A hereto.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jim Probert

Name: Jim Probert

Title: Head of Americas Investment
Grade Capital Markets

BARCLAYS CAPITAL INC.

By:	/s/ Paul Robinson

Name: Paul Robinson

Title: Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

By: RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Brad Butcher
Name: Brad Butcher
Title: Managing Director

Schedule A

UNDERWRITING COMMITMENTS

Underwriter	Number of Shares to Be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	800,000
Barclays Capital Inc.	800,000
Morgan Stanley & Co. Incorporated	800,000
Raymond James & Associates, Inc	800,000
Robert W. Baird & Co. Incorporated	240,000
Deutsche Bank Securities Inc.	240,000
FBR Capital Markets & Co.	80,000
Janney Montgomery Scott LLC	80,000
JMP Securities LLC	80,000
Keefe, Bruyette & Woods, Inc.	80,000
Total	4,000,000

A-1

Schedule B

HERSHA SUBSIDIARIES

Name of Entity	Ownership	Jurisdiction of Incorporation or Organization
Hersha Hospitality Trust	N/A	MD
Hersha Hospitality Limited Partnership (“HHLP”) (the “Operating Partnership”)	95.8% by Hersha Hospitality Trust (General Partnership Interest) 4.2% by Hersha Affiliates	VA

HHLP King of Prussia, Inc.	100% by HHLP	PA
HHLP Malvern, Inc.	100% by HHLP	PA
HHLP Oxford Valley, Inc.	100% by HHLP	PA
HHLP Wilmington, Inc.	100% by HHLP	DE
Mystic Special Purpose Corp.	100% by Mystic Partners, LLC	DE
Chelsea Grand East Manager, LLC	100% by HHLP	DE
44 Norwood Managing Member, LLC	100% by HHLP	DE
HHLP Norwood Associates, LLC	99% by HHLP 1% by 44 Norwood Managing Member, LLC	MA
44 Brookhaven, LLC	100% by HHLP	DE
44 Hauppauge, LLC	100% by HHLP	DE
44 Dartmouth One, LLC	100% by HHLP	DE
44 Dartmouth Two, LLC	100% by HHLP	DE
HHLP Dartmouth Two Holding, LLC	100% by HHLP	DE
44 Franklin Managing Member, LLC	100% by HHLP	MA
44 Alexandria Hotel, LLC	100% by HHLP	DE
PRA Glastonbury, LLC	99% by HHLP 1% by PRA Glastonbury Management, LLC	DE
PRA Glastonbury Management, LLC	100% by HHLP	CT
Inn America Hospitality at Ewing, LLC*	50% by HHLP 50% by third parties	NJ
HHLP King of Prussia Associates, LP	1% by HHLP King of Prussia, Inc. 99% by HHLP	PA
HHLP Malvern Associates, LP	1 % by HHLP Malvern, Inc. 99% by HHLP	PA

B-1

Name of Entity	Ownership	Jurisdiction of Incorporation or Organization
HHLP Malvern Associates 2, LP	1% by HHLP Malvern 2, LLC 99% by HHLP	PA
HHLP Malvern 2, LLC	100% by HHLP	PA
HHLP Oxford Valley Associates, LP	1% by HHLP Oxford Valley, Inc. 99% by HHLP	PA
HHLP Wilmington Associates, LP	1% by HHLP Wilmington, Inc. 99% by HHLP	DE
SB Partners, LLC*	49.9% by HHLP Boston Two, LLC 50.1% by third parties	MA
Hiren Boston, LLC	49.9% by HHLP Boston One, LLC 50.1% by third parties	MA
LTD Associates One, LLC	75% by HHLP 25% by third parties 0% by LTDO, LLC	VA
LTD Associates Two, LLC	75% by HHLP 25% by third parties 0% by LTDT, LLC	VA
Affordable Hospitality Associates, LP	99% by HHLP 1% by Race Street, LLC	PA
Mystic Partners, LLC*	Varying Percentages (based on certain assets owned by Mystic Partners, LLC) by HHLP and by third parties	DE
315 Trumbull Street Associates, LLC*	88% by Mystic Partners, LLC 12% by a third party	CT
Danbury Suites, LLC*	99% by Mystic Partners, LLC 1% by Mystic Special Purpose Corp.	CT
Waterford Suites, LLC*	99% by Mystic Partners, LLC 1% by Mystic Special Purpose Corp.	CT
Warwick Lodgings, LLC*	99% by Mystic Partners, LLC 1% by Mystic Special Purpose Corp.	CT
Norwich Hotel, LLC*	99% by Mystic Partners, LLC 1% by Mystic Special Purpose Corp.	CT
Whitehall Mansion Partners, LLC*	100% by Mystic Partners, LLC	CT
Southington Suites, LLC*	66% by Mystic Partners, LLC 33% by a third party 1% by Mystic Special Purpose Corp.	CT
Adriaen’s Landing Hotel, LLC*	0.651% by HHLP 3.687% by a third party 95.662% by Mystic Partners, LLC	CT
Exit 88 Hotel, LLC*	0.1% by Mystic Special Purpose Corp. 99.9% by Mystic Partners, LLC	CT
790 West Street, LLC*	67% by Mystic Partners, LLC 33% by a third party	CT
HHLP Boston One, LLC*	100% by HHLP	MA

Name of Entity	Ownership	Jurisdiction of Incorporation or Organization
HHLP Boston Two, LLC*	100% by HHLP	MA
HHLP Bethlehem, LLC	100% by HHLP	PA
HHLP Bethlehem Associates, L.P.	1% by HHLP Bethlehem, LLC 99% by HHLP	PA
HHLP Langhorne One, LLC	100% by HHLP	PA
HHLP Langhorne One Associates, LLC	1% by HHLP Langhorne One, LLC 99% by HHLP	PA
HHLP Scranton, LLC	100% by HHLP	PA
HHLP Scranton Associates, L.P.	.5% by HHLP Scranton, LLC 99.5% by HHLP	PA
Hersha Hospitality, LLC (“HH LLC”)	100% by HHLP	VA
HHLP Valley Forge Associates	1% by HH LLC 99% by HHLP	PA
2844 Associates, LP	1% by HH LLC 99% by HHLP	PA
3144 Associates, LP	1% by HH LLC 99% by HHLP	PA
3544 Associates, LP	1% by Hersha Hospitality Limited Liability Company – Danville 99% by HHLP	PA
HHLP Tyson’s Corner Associates, LLC	100% by HHLP	DE
LTDO, LLC	75% by HHLP 25% by third parties	VA
LTDT, LLC	75% by HHLP 25% by third parties	VA
Race Street, LLC	100% by HHLP	PA
Hersha Hospitality Limited Liability Company − Carlisle	100% by HHLP	DE
944 Associates	1% by Hersha Hospitality Limited Liability Company − Carlisle 99% by HHLP	PA
Hersha Hospitality Limited Liability Company − Danville	100% by HHLP	DE
Hersha Hospitality Limited Liability Company − Hershey	100% by HHLP	DE
2144 Associates − Hershey	1% by Hersha Hospitality Limited Liability Company − Hershey 99% by HHLP	PA
Hersha Hospitality Limited Liability Company − Selinsgrove	100% by HHLP	DE

Name of Entity	Ownership	Jurisdiction of Incorporation or Organization
2144 Associates − Selinsgrove	1% by Hersha Hospitality Limited Liability Company − Selinsgrove 99% by HHLP	PA
Hersha Hospitality Limited Liability Company − West Hanover	100% by HHLP	DE
2444 Associates	1% by Hersha Hospitality Limited Liability Company − West Hanover 99% by HHLP	PA
44 Framingham Associates, LLC	100% by HHLP	MA
44 Hartford Associates, LLC	100% by HHLP	CT
44 Edison Associates, LLC	100% by HHLP	NJ
Hersha Hospitality Greenbelt, LLC	100% by HHLP	VA
Brentwood Greenbelt, LLC	1% by Hersha Hospitality Greenbelt, LLC 99% by HHLP	VA
Golden Triangle Greenbelt, LLC	74% by Brentwood Greenbelt, LLC 26% by third parties	MD
44 Alexandria Hotel Management, LLC	100% by 44 New England Management Company	DE
44 Laurel Associates, LLC	100% by HHLP	MD
Brisam, LLC	100% by HHLP	NY
44 Brookline Hotel, LLC	100% by HHLP	DE
Metro JFK Associates, LLC	1% by Metro JFK Managing Member, LLC 99% by HHLP	NY
H Eighth Avenue Associates, LLC	100% by HHLP	NY
HHLP Hauppauge Associates, LLC	99.5% by HHLP .5% by 44 Hauppauge, LLC	NY
HHLP Brookhaven Associates, LLC	99.5% by HHLP .5% by 44 Brookhaven, LLC	NY
44 Cambridge Associates, LLC	100% by HHLP	MA
HHLP Dartmouth One Associates, LLC	99% by HHLP 1% by 44 Dartmouth One, LLC	MA
HHLP Dartmouth Two Associates, LLC	99% by HHLP 1% by 44 Dartmouth Two, LLC	MA
HHLP Franklin Associates, LLC	99% by HHLP 1% by Franklin Managing Member, LLC	MA
Chelsea Grand East, LLC	1% by Chelsea Grand East Manager, LLC 99% by HHLP	NY
44 New England Management Company	100% by HHLP	VA
HHM Leasehold Interests, Inc.	1% by HHLP 99% by Hersha Hospitality Management LP	VA

Name of Entity	Ownership	Jurisdiction of Incorporation or Organization
Hersha PRA TRS, Inc.	100% by 44 New England Management Company	DE
HT Inn America TRS, Inc.*	100% Inn America Hospitality at Ewing, LLC	DE
South Bay Sandeep, LLC*	100% by SB Partners, LLC	MA
44 Brookline Management, LLC	100% by 44 New England Management Company	DE
44 Delaware, LLC	100% by 44 New England Management Company	DE
44 Greenbelt Two, LLC	100% by 44 New England Management Company	DE
44 Greenbelt One, LLC	100% by 44 New England Management Company	DE
44 Tyson’s Corner, LLC	100% by 44 New England Management Company	DE
South Bay Boston, LLC	49.9% by 44 New England Management Company 50.1% by third parties	DE
HT LTD Williamsburg, LLC	75% by 44 New England Management Company 25% by third parties	DE
HT LTD Williamsburg Two, LLC	75% by 44 New England Management Company 25% by third parties	VA
Philly One TRS, LLC	100% by 44 New England Management Company	PA
Mystic Partners Leaseco, LLC*	Varying Percentages (based on certain assets owned by Mystic Partners Leaseco, LLC) by 44 New England Management Company and third parties	DE
HT−Waterford Suites TRS, LLC*	99% by Mystic Partners Leaseco, LLC 1% by Mystic Special Purpose Corp.	DE
HT−Adriaen’s Landing Hotel, TRS, LLC*	95.662% by Mystic Partners Leaseco, LLC 0.651% by 44 New England Management Company 3.687% by a third party	DE
HT−Southington Suites TRS, LLC*	66% by Mystic Partners Leaseco, LLC 33% by a third party 1% by Mystic Special Purpose Corp.	DE
HT−315 Trumbull Street Associates, LLC*	88% by Mystic Partners Leaseco, LLC 12% by a third party	DE
HT−Danbury Suites TRS, LLC*	99% by Mystic Partners Leaseco, LLC 1% by Mystic Special Purpose Corp.	DE

Name of Entity	Ownership	Jurisdiction of Incorporation or Organization
HT−Warwick Lodgings TRS, LLC*	99% by Mystic Partners Leaseco, LLC 1% by Mystic Special Purpose Corp.	DE
HT−Norwich Hotel TRS, LLC*	99% by Mystic Partners Leaseco, LLC 1% by Mystic Special Purpose Corp.	DE
HT−Whitehall Mansion Partners TRS, LLC*	100% by Mystic Partners Leaseco, LLC	DE
HT−Exit 88 Hotel TRS, LLC*	100% by Mystic Partners Leaseco, LLC	DE
44 Delaware One, LLC	100% by 44 New England Management Company	DE
44 Delaware Two, LLC	100% by 44 New England Management Company	DE
44 Delaware Three, LLC	100% by 44 New England Management Company	DE
44 Chelsea Delaware, LLC	100% by 44 New England Management Company	DE
44 Long Island One, LLC	100% by 44 New England Management Company	DE
44 Dartmouth, LLC	100% by 44 New England Management Company	DE
44 Bridgewater, LLC	100% by 44 New England Management Company	DE
44 Charlotte, LLC	100% by 44 New England Management Company	DE
44 Gaithersburg, LLC	100% by 44 New England Management Company	DE
44 Pleasant Hill, LLC	100% by 44 New England Management Company	DE
44 Pleasanton, LLC	100% by 44 New England Management Company	DE
44 White Plains, LLC	100% by 44 New England Management Company	DE
44 Scottsdale, LLC	100% by 44 New England Management Company	DE
HHLP Bridgewater Associates, LLC	100% by HHLP	DE
HHLP Charlotte Associates, LLC	100% by HHLP	DE
HHLP Gaithersburg Associates, LLC	100% by HHLP	DE
HHLP Pleasant Hill Associates, LLC	100% by HHLP	DE
HHLP Pleasanton Associates, LLC	100% by HHLP	DE
HHLP Scottsdale Associates, LLC	100% by HHLP	DE
HHLP White Plains Associates, LLC	100% by HHLP	DE

Name of Entity	Ownership	Jurisdiction of Incorporation or Organization
44 Carlisle Associates	1% by Hersha Hospitality, LLC 99% by HHLP	PA
HHLP Langhorne Two Associates, LP	1% by HHLP Langhorne Two, LLC 99% by HHLP	PA
HHLP Langhorne Two, LLC	100% by HHLP	PA
H Metro Delaware, LLC	100% by HHLP	DE
Metro 29th Street Associates, LLC*	50% by H Metro Delaware, LLC 50% by third party	NY
Metro 29th Sublessee, LLC*	50% by 44 New England Management Company 50% by third party	NY
Seaport Hospitality, LLC	99% by HHLP 1% 320 Pearl Street, Inc.	DE
320 Pearl Street, Inc.	100% by 44 New England Management Company	NY
Metro JFK Managing Member, LLC	100% by HHLP	NY
HHLP Chester Associates, LLC	100% by HHLP	NY
44 Chester Management, LLC	100% by 44 New England Management Company	DE
44 Metro, LLC	100% by 44 New England Management Company	DE
Seaport TRS, LLC	100% by 44 New England Management Company	DE
44 West Haven Hospitality, LLC	100% by HHLP	CT
Sawmill Lessee, LLC	100% by 44 New England Management Company	DE
Sawmill Three, LLC	99% by HHLP 1% by 44 West Haven Hospitality, LLC	CT
The Inn @ Fifth Avenue, LLC	99% by HHLP 1% by HHLP Fifth Avenue Manager, LLC	NY
HHLP Fifth Avenue Manager, LLC	100% by HHLP	DE
44 Norwich Manager, LLC	100% by HHLP	DE
44 Hersha Norwich Associates, LLC	99% by HHLP 1% by 44 Norwich Manager, LLC	CT
44 Norwich, LLC	100% by 44 New England Management Company	DE
HHLP Nevins Street Manager, LLC	100% by HHLP	DE
H Nevins Street Associates, LLC	99% by HHLP 1% by HHLP Nevins Street Manager, LLC	NY

Name of Entity	Ownership	Jurisdiction of Incorporation or Organization
HHLP Smith Street Managing Member, LLC	100% by HHLP	NY
HHLP Smith Street Holding, LLC	99% by HHLP 1% by HHLP Smith Street Managing Member, LLC	NY
HHLP Smith Street Associates, LLC	100% by HHLP Smith Street Holding, LLC	NY
44 Smith Street Lessee, LLC	100% by 44 New England Management Company	NY
5444 Associates	99% by HHLP 1% by 44 Duane Street, LLC	PA
44 Duane Street, LLC	100% by HHLP	DE
44 Duane Street Lessee, LLC	100% by 44 New England Management Company	NY
HHLP Harrisburg Friendship GP, LLC	100% by HHLP	PA
HHLP Harrisburg Friendship, LP	99% by HHLP 1% by HHLP Harrisburg Friendship GP, LLC	PA
44 Harrisburg Friendship Lessee, LLC	100% by 44 New England Management Company	PA
Hersha Conduit Associates, LLC	100% by HHLP	NY
Risingsam Hospitality LLC	99% by HHLP 1% by Hersha Conduit Associates, LLC	NY
HHLP Conduit Lessee, LLC	100% by 44 New England Management Company	NY
Hersha Camp Springs Managing Member, LLC	100% by HHLP	MD
Hersha Camp Springs Associates, LLC	99% by HHLP 1% by Hersha Camp Springs Managing Member, LLC	MD
Hersha Camp Springs Lessee, LLC	100% by 44 New England Management Company	MD
Hersha Smithfield Managing Member, LLC	100% by HHLP	DE
44 Hersha Smithfield, LLC	99% by HHLP 1% by Hersha Smithfield Managing Member, LLC	RI
Hersha Smithfield Lessee, LLC	100% by 44 New England Management Company	DE
HHLP Duo One Associates, LLC	1% by HHLP 99% by HHLP Duo One Managing Member, LLC	NY

Name of Entity	Ownership	Jurisdiction of Incorporation or Organization
HHLP Duo One Managing Member, LLC	100% by HHLP	DE
HHLP Duo One Lessee, LLC	100% by 44 New England Management Company	DE
HHLP Duo Two Associates, LLC	1% by HHLP 99% by HHLP Duo Two Managing Member, LLC	NY
HHLP Duo Two Managing Member, LLC	100% by HHLP	DE
HHLP Duo Two Lessee, LLC	100% by 44 New England Management Company	DE
HHLP Duo Three Associates, LLC	1% by HHLP 99% by HHLP Duo Two Managing Member, LLC	DE
HHLP Duo Three Manager, LLC	100% by HHLP	DE
HHLP Duo Three Lessee, LLC	100% by 44 New England Management Company	DE
HHLP York Street, LLC	100% by HHLP	DE
York Street LLC	100% by HHLP York Street, LLC	NY
York Street Lessee DE, LLC	100% by 44 New England Management Company	DE
HHLP DC Convention Center Lessee, LLC	100% by 44 New England Management Company	DE
HHLP DC Convention Center Manager, LLC	100% by HHLP	DE
HHLP DC Convention Center Associates, LLC	1% by HHLP DC Convention Center Manager, LLC 99% by HHLP	DE
HHLP South Boston Lending Services, LLC	100% by HHLP	MA
HHLP Wall Street Lessee, LLC	100% by 44 New England Management Company	DE
HHLP Wall Street Manager, LLC	100% by HHLP	DE
Maiden Hotel LLC	1% by HHLP Wall Street Manager, LLC 99% by HHLP	NY
Hersha Hospitality Limited Liability Company - West Hanover	100% by HHLP	DE
HHLP Water Street Associates, LLC	1% by HHLP Water Street Manager, LLC 99% by HHLP	DE
HHLP Water Street Manager, LLC	100% by HHLP	DE
HHLP Water Street Lessee, LLC	100% by 44 New England Management Company	NY
HHLP Parkside Manager LLC	100% by HHLP	DE

Name of Entity	Ownership	Jurisdiction of Incorporation or Organization
HHLP Parkside Associates LLC	1% by HHLP Parkside Manager LLC 99% by HHLP	DE
HHLP Parkside Lessee LLC	100% by 44 New England Management Company	DE
HHLP Capitol Hill Manager, LLC	100% by HHLP	DE
HHLP Capitol Hill Holding, LLC	1% by HHLP Capitol Hill Manager, LLC 99% by HHLP	DE
HHLP Capitol Hill Associates, LLC	100% by HHLP Capitol Hill Holding, LLC	DE
HHLP Capitol Hill Lessee, LLC	100% by 44 New England Management Company	DE
_______________

* Unconsolidated Subsidiary

Schedule C

PERMITTED FREE WRITING PROSPECTUSES

HERSHA HOSPITALITY TRUST

8.00% Series B Cumulative Redeemable Preferred Shares
(Liquidation Preference $25.00 per share)

FINAL PRICING TERMS

Issuer:	Hersha Hospitality Trust

Title of Shares:	8.00% Series B Cumulative Redeemable Preferred Shares

Number of Shares:	4,000,000 Shares

Overallotment Option:	600,000 Shares

Maturity:
The Series B Preferred Shares do not have any stated maturity date, and the issuer is not required to redeem these shares. Accordingly, the Series B Preferred Shares will remain outstanding indefinitely unless the issuer decides to redeem them or repurchase shares in the open market, in each case, at the issuer’s option, subject to the restrictions on redemption described herein. The issuer is not required to set aside funds to redeem the Series B Preferred Shares.

Trade Date:	May 11, 2011

Settlement Date:	May 18, 2011 (T+5)

Dividend Rate:	8.00% per annum of the $25.00 liquidation preference (equivalent to $2.00 per annum per share)

Dividend Payment Dates:	January 15, April 15, July 15 and October 15, commencing July 15, 2011

Optional Redemption:
The issuer may not redeem the Series B Preferred Shares prior to May 18, 2016, except as described below under “Special Optional Redemption” and in limited circumstances relating to the issuer’s continuing qualification as a REIT. On and after May 18, 2016, the issuer may redeem the Series B Preferred Shares for cash at its option, in whole or in part, at any time and from time to time, by paying $25.00 per share, plus all accrued and unpaid dividends to the redemption date.

Special Optional Redemption:
Upon the occurrence of a Change of Control (as defined below), the issuer may, at its option, redeem the Series B Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus all accrued and unpaid dividends to the redemption date. If, prior to the Change of Control Conversion Date (as defined below), the issuer exercises any of its redemption rights relating to the Series B Preferred Shares (whether the optional redemption right or the special optional redemption right), holders of the Series B Preferred Shares will not have the conversion right described below.
A “Change of Control” is when, after the original issuance of the Series B Preferred Shares, the following have occurred and are continuing:

▪ the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the issuer entitling that person to exercise more than 50% of the total voting power of all shares of the issuer entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and
▪ following the closing of any transaction referred to in the bullet point above, neither the issuer nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (“NYSE”), the NYSE Amex, or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

The “Change of Control Conversion Date” is the date fixed by the board of trustees of the issuer, in its sole discretion, as the date the Series B Preferred Shares are to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the issuer provides notice of a Change of Control to holders of the Series B Preferred Shares.

Conversion Rights:	Except as described below in connection with a Change of Control, the Series B Preferred Shares are not convertible into or exchangeable for any other securities or property.

Change of Control Rights:
Upon the occurrence of a Change of Control, each holder of Series B Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, the issuer provides notice of its election to redeem the Series B Preferred Shares) to convert some or all of the Series B Preferred Shares held by such holder on the Change of Control Conversion Date into a number of the issuer’s common shares per Series B Preferred Share to be converted equal to the lesser of:

▪ the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Share dividend payment and prior to the corresponding Series B Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below); and
▪ 8.2237 (i.e., the Share Cap), subject to certain adjustments.

The “Common Share Price” will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of the issuer’s common shares is solely cash; and (ii) the average of the closing prices for the issuer’s common shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the issuer’s common shares is other than solely cash.

C-1

Public Offering Price:	$25.00 per share

Purchase Price by Underwriters:	$24.2125 per share

Net Proceeds (before expenses):	$96,850,000 ($111,377,500 if the underwriters exercise their overallotment option in full)

Underwriting Discount:	$3,150,000 ($3,622,500 if the underwriters exercise their overallotment option in full)

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Morgan Stanley & Co. Incorporated Raymond James & Associates, Inc.

Co-Lead Managers:	Robert W. Baird & Co. Incorporated Deutsche Bank Securities Inc.

Co-Managers	FBR Capital Markets & Co. Janney Montgomery Scott LLC JMP Securities LLC Keefe Bruyette & Woods, Inc.

Listing/Symbol:	NYSE / “HT PRB”

ISIN:	427825 302

CUSIP:	US4278253020

The issuer has filed a registration statement (including a prospectus dated May 6, 2011 and a preliminary prospectus supplement dated May 10, 2011) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, Barclays Capital Inc.  at 1-888-603-5847, Morgan Stanley & Co. Incorporated at 1-866-718-1649 or Raymond James & Associates, Inc. toll-free at 1-800-248-8863.

Schedule D

The initial public offering price per share for the Shares is $25.00.

The number of Shares purchased by the Underwriters is 4,000,000.

D-1

Exhibit A-1

Form of Opinion of Hunton & Williams LLP

Ex. A-1-1

Exhibit A-2

Form of Tax Opinion of Hunton & Williams LLP

Ex. A-2-1

Exhibit A-3

Form of Negative Assurance Letter of Hunton & Williams LLP

Ex. A-3-1

Exhibit B

FORM OF OPINION OF FRANKLIN FIRM, LLP

Ex. B-1

Exhibit C

OFFICERS’ CERTIFICATE

Ex. C-1

Exhibit D

OFFICERS’ CERTIFICATE

Ex. D-1